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EXHIBIT 1

AGREEMENT REGARDING JOINT FILING

        The undersigned, Biotechnology Value Fund, L.P., a Delaware limited partnership, Biotechnology Value Fund II, L.P., a Delaware limited partnership, BVF Investments, L.L.C., a Delaware limited liability company, BVF Partners L.P., a Delaware limited partnership, and BVF Inc., a Delaware corporation, hereby agree and acknowledge that the information required by Amendment to Schedule 13G, to which this Agreement is attached as an exhibit, is filed on behalf of each of them. The undersigned further agree that any amendments or supplements thereto shall also be filed on behalf of each of them.

Dated: October 23, 2002

BIOTECHNOLOGY VALUE FUND, L.P.

	By:	BVF Partners L.P., its general partner

		By:	BVF Inc., its general partner

			By:	/s/ MARK N. LAMPERT Mark N. Lampert President

BIOTECHNOLOGY VALUE FUND II, L.P.

	By:	BVF Partners L.P., its general partner

		By:	BVF Inc., its general partner

			By:	/s/ MARK N. LAMPERT Mark N. Lampert President

BVF INVESTMENTS, L.L.C.

	By:	BVF Partners L.P., its manager

		By:	BVF Inc., its general partner

			By:	/s/ MARK N. LAMPERT Mark N. Lampert President

BVF PARTNERS L.P.

	By:	BVF Inc., its general partner

		By:	/s/ MARK N. LAMPERT Mark N. Lampert President

BVF INC.

	By:	/s/ MARK N. LAMPERT Mark N. Lampert President

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  EXHIBIT 1
AGREEMENT REGARDING JOINT FILING